                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CUNO INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                     [LOGO OF CUNO INCORPORATED]







                                                    Notice of
                                                    Annual Meeting
                                                    of
                                                    Stockholders
                                                    March 26, 1998
                                                    and
                                                    Proxy Statement



                                                    CUNO Incorporated
                                                    400 Research Parkway
                                                    Meriden, Connecticut  06450

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 26, 1998

To the Stockholders of CUNO Incorporated:

  The Annual Meeting of the Stockholders of CUNO Incorporated will be held at the Ramada Inn, 275 Research Parkway, Meriden, Connecticut on Thursday, March 26, 1998, at 10:00 a.m., for the following purposes:

     1.   Election of three (3) Class II directors to serve for a term of three
          (3) years and until their successors shall have been elected and qualified;

     2. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1998; and

     3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

  The Board of Directors has fixed the close of business on January 28, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting.

  BY ORDER OF THE BOARD OF DIRECTORS

  /s/ John A. Tomich

  JOHN A. TOMICH
  Counsel and Secretary

January 30, 1998

                         VOTING YOUR PROXY IS IMPORTANT

          PROMPT ACTION IN SENDING IN YOUR PROXY WILL ELIMINATE THE EXPENSE OF FURTHER SOLICITATION. AN ENVELOPE IS PROVIDED FOR YOUR USE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT IN YOUR HOUSEHOLD. PLEASE VOTE, SIGN AND MAIL ALL PROXIES YOU RECEIVE.

                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                                 March 26, 1998


  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CUNO Incorporated (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ramada Inn, 275 Research Parkway, Meriden, Connecticut, on Thursday, March 26, 1998, at 10:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.


                                 VOTING SHARES

  The Board of Directors has fixed the close of business on January 28, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at said meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on December 31, 1997, consisted of 16,129,025 shares of its $.001 par value common stock ("Common Stock") (exclusive of 3,377 shares of treasury stock). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. A plurality of the votes cast in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares cast in person or by proxy is required to ratify the selection of Ernst & Young LLP as independent public auditors of the Company's financial statements for the fiscal year ended October 31, 1998.

  Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the meeting or at any adjournments or postponements thereof. In addition, if you are present at the meeting, you may revoke your proxy at that time and vote personally on all matters brought before the meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the meeting or any adjournments or postponements thereof. Abstentions will have the same effect as votes cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will have no effect on the vote on such matter. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 30, 1998.

  A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing March 16, 1998 and continuing through the date of the Annual Meeting, at the principal offices of the Company, 400 Research Parkway, Meriden, Connecticut 06450.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Board of Directors consists of nine directors divided into three classes. At the Annual Meeting three directors of Class II will be elected, each for a term of three years expiring at the Annual Meeting of Stockholders in 2001. Directors of Class II whose terms of office expire at the Annual Meeting on March 26, 1998, are Mr. Norbert A. Florek, Mr. Mark G. Kachur and Mr. Gerald
C. McDonough. All of the nominees presently serve as directors of the Company, and were nominated for election by the Board of Directors. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy for the election as directors the three nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY.

  The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees. All of the original nominees have consented to serve if elected. In any event, the shares represented by the proxy will be voted for the election of directors unless instructed to the contrary.

  The terms of office of Mr. C. Edward Midgley, Mr. Paul J. Powers and Mr. David
L. Swift, all Class III directors, will expire at the annual meeting in 1999 and the terms of office of Mr. Joel B. Alvord, Dr. Charles L. Cooney and Mr. John M. Galvin, all Class I directors, will expire at the annual meeting in 2000.

  Each Stockholder will be entitled to vote the number of shares of Common Stock held as of the record date by such Stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election for directors.

                           INFORMATION AS TO NOMINEES

  The names of the nominees for the office of director to be elected at the Annual Meeting, together with certain information concerning the nominees, are set forth below:

    [Photo]    Norbert A. Florek, age 58 - Director since 1996
               Nominee for Class II (present term expires in 1998)

               Mr. Florek has been a director of the Company since August 1996. Mr. Florek retired from the Allstate Insurance Company in 1995, where he served as Chief Financial Officer since 1990 and as a member of the Board of Directors. Since 1995, he has been a private financial consultant. He is a CPA and holds a bachelor's degree in Business Administration from Loyola University. Mr. Florek is also a director of U.S.A. Utilities Incorporated.



    [Photo]    Mark G. Kachur, age 54 - Director since 1996
               Nominee for Class II (present term expires in 1998)

               Mr. Kachur has been a director of the Company since July 1996, President and Chief Operating Officer of the Company since September 1996 and President and Chief Executive Officer of the Company as of December 1, 1997. Since joining the Company in 1994, Mr. Kachur has been a Senior Vice President of Commercial Intertech Corp. and President of the Company. From 1992 until 1994, he was President and CEO of Biotage, Inc., and from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor of science degree in Mechanical Engineering from Purdue University and a master's degree in Business Administration from the University of Hartford.



    [Photo]    Gerald C. McDonough, age 69 - Director since 1992
               Nominee for Class II (present term expires in 1998)

               Mr. McDonough has been a director of the Company since 1992, when the Company was a subsidiary of Commercial Intertech Corp. Mr. McDonough retired from Leaseway Transportation Corporation, a trucking company, in 1988, prior to which he had served as Chairman of the Board and Chief Executive Officer since 1982. He holds a bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is also a director of Commercial Intertech Corp., York International Corporation, Associated Estates Realty Corporation, and is Chairman of the Independent Trustees of the Fidelity Funds.

                  INFORMATION CONCERNING DIRECTORS WHOSE TERMS
                   OF OFFICE WILL CONTINUE AFTER THE MEETING

  The names of the remaining six directors of the Company, and certain information with respect to the directors, are as follows:


   [Photo]     C. Edward Midgley, age 60 - Director since 1995
               Class III Director (present term expires in 1999)

               Mr. Midgley has been a director of the Company since 1995, when the Company was a subsidiary of Commercial Intertech Corp. Mr. Midgley has been associated with PaineWebber Incorporated since 1995 and is currently an Advisory Director. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master's degree in Business Administration from Harvard Business School. Mr. Midgley is also a director of Commercial Intertech Corp.


   [Photo]     Paul J. Powers, age 62 - Director since 1986
               Class III Director (present term expires in 1999)

               Mr. Powers has been a director of the Company since 1986, when the Company was a subsidiary of Commercial Intertech Corp., Chairman of the Board of Directors since June 1987, and Chief Executive Officer of the Company from July 1996 until December 1, 1997. He has also been President and Chief Operating Officer of Commercial Intertech Corp. since 1984 and Chairman and Chief Executive Officer since 1987. He holds a bachelor's degree in Economics from Merrimack College and a master's degree in Business Administration from George Washington University. Mr. Powers is also a director of Commercial Intertech Corp., First Energy Corp., Global Marine, Inc. and Twin Disc, Inc.


   [Photo]     David L. Swift, age 61 - Director since 1996.
               Class III Director (present term expires in 1999)

               Mr. Swift has been a director of the Company since August 1996. Mr. Swift retired in 1996 from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, where he served as Chairman of the Board since 1993 and Chief Executive Officer and President since 1988. He holds a bachelor of science degree from Ball State University and a juris doctorate from the Salmon P. Chase College of Law. Mr. Swift is also a director of Alltrista Corporation and Twin Disc, Inc.

   [Photo]     Joel B. Alvord, age 59 - Director since 1996
               Class I Director (present term expires in 2000)

               Mr. Alvord has been a director of the Company since August 1996. He is currently President and Managing Director of Shawmut Capital Partners. Prior to joining Shawmut, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord began his banking career in 1963. He became President of Hartford National Corporation in 1978 and served as Chief Executive Officer of Shawmut National Corporation from 1987 to 1995. He is a director of HSB Group, Fleet Financial Group, and the American Ski Company. He has been a member of the Board of the Federal Reserve Bank of Boston and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts and an overseer of the Boston Symphony Orchestra and the Museum of Fine Arts.



   [Photo] Dr. Charles L. Cooney, age 53 - Director since 1996 Class I Director (present term expires in 2000)

               Dr. Cooney has been a director of the Company since August 1996. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology ("MIT") since 1982. At MIT he is also the executive officer of the Department of Chemical Engineering and the co-director of the Program on the Pharmaceutical Industry. Since 1989, he has served as the regional editor of Bioseparations, and in 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania and a master's degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation.



   [Photo]     John M. Galvin, age 65 - Director since 1993
               Class I Director (present term expires in 2000)

               Mr. Galvin has been a director of the Company since 1993, when the Company was a subsidiary of Commercial Intertech Corp. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor's degree in Business Administration from Indiana University. Mr. Galvin is also a director of Commercial Intertech Corp., Global Marine, Inc. and Oasis Residential Inc.

                    BOARD MEETINGS AND COMMITTEE INFORMATION

  The Board of Directors held six meetings during the year and established four committees to assist in the discharge of its responsibilities. These are the Executive and Finance, Audit, Pension and Nominating, and Compensation Committees. During the year, all directors attended 75% or more of the aggregate meetings of the Board and the Board committees to which they were assigned. The attendance at the meetings of the Board of Directors and committee meetings during the year exceeded 94%.

  The Executive and Finance Committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company in so far as may be permitted by law. The Executive and Finance Committee has the responsibility of overseeing and ensuring that the Company's financial resources are managed prudently and cost effectively, with an emphasis on those issues which are long term in nature, and makes recommendations to the Board as to: (i) debt and capital stock; (ii) issuance of shares or repurchase of outstanding shares; (iii) dividend policy and the declaration of dividends; (iv) acquisitions and divestitures; and (v) any other financial matters deemed appropriate by the Committee. The Executive and Finance Committee has such other powers and performs such other duties as shall from time to time be prescribed by the Board of Directors. During the year, the Committee held four meetings. The Executive and Finance Committee consists of the following five members: Messrs. Powers (Chairman), Galvin, McDonough, Midgley and Swift.

  The Audit Committee has the responsibility of recommending the selection of independent auditors to the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the Company's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the Company as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. During the year, the Committee held three meetings with the auditors. The Audit Committee consists of the following four members: Messrs. Midgley (Chairman) and Alvord, Dr. Cooney and Mr. Florek. None of the members of the Audit Committee is an employee or former employee of the Company.

  The Pension and Nominating Committee has the responsibility of identifying, recruiting and nominating prospective members of the Board of Directors. Any Stockholder may nominate a person for election to the Board of Directors by contacting the Chairman of the Pension and Nominating Committee or through the procedures outlined in Section 2.6 of the Company's By-Laws. The Pension and Nominating Committee also has the responsibility of overseeing and evaluating the investments of the Corporation's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. During the year, the Committee held three meetings. The Pension and Nominating Committee consists of the following five members: Mr. Galvin (Chairman), Dr. Cooney, Messrs. Florek, Powers and Swift.

  The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management; has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management; and administers such plans. The Compensation Committee recommends to the non-employee members of the Board of Directors the annual salary, bonus, stock options, performance shares and restricted shares for the Chairman and Chief Executive Officer. During the year, the Compensation Committee held two meetings. The Compensation Committee consists of the following four members:
Messrs. McDonough (Chairman), Alvord, Galvin and Midgley. None of the members of the Compensation Committee is an employee or former employee of the Company. See "Compensation Committee Report on Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal years ended October 31, for the years listed below to its Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal year 1997 (each, a "Named Executive Officer"). The salary described in this table for 1995 and the first three quarters of 1996, prior to the Spin-off of the Company from Commercial Intertech Corp. ("Commercial") in September 1996 ("Spin-off"), for Paul J. Powers, Mark G. Kachur and Michael H. Croft was paid by Commercial. Salary paid to these three executive officers for the fourth quarter of 1996 by the Company was $25,000 for Paul J. Powers, $44,846 for Mark G. Kachur, and $32,695 for Michael H. Croft.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                                                   -----------------------------------
                                      Annual Compensation                   Awards             Payouts
                              -----------------------------------  -----------------------    --------
                                                                   Restricted   Securities                    All Other
                                                     Other Annual    Stock      Underlying       LTIP          Compen-
                              Salary       Bonus     Compensation   Awards(4)    Options       Payouts         sation
                      Year      ($)         ($)            ($)        ($)          (#)          ($)(5)           ($)
                     ------     ---         ---            ---        ---          ---          ------           ---
Paul J. Powers/1/      1997   100,000     225,000         17,882     281,251          -0-          -0-           1,846(7)
Chairman and Chief     1996   397,503         -0-            -0-         -0-       65,000      846,943          16,023
Executive Officer      1995   481,667     440,000            -0-     131,995       34,000          -0-           5,810


Mark G. Kachur/2/      1997   280,057     230,000         15,417      25,003          -0-      328,379           4,750(8)
President and          1996   263,179     152,000         10,883      45,601       74,658(6)       -0-          25,627
Chief Operating        1995   247,500     135,000         38,414      24,008       15,000          -0-          21,706
Officer


Michael H. Croft       1997   205,045     100,000         23,910         -0-          -0-       40,307          26,618(9)
Senior Vice            1996   194,599     115,000         24,850         -0-       13,000       11,971          36,119
President              1995   183,000      30,000         12,000         -0-          -0-          -0-          32,685


Ronald C. Drabik/3/    1997   175,019      78,000         11,910         -0-          -0-          -0-           1,817(10)
Senior Vice            1996    50,212      30,000            -0-     107,500       13,000          -0-           1,865
President, Chief
Financial
Officer,
Assistant
Secretary and
Treasurer

Timothy B. Carney      1997   110,040      37,500         10,588      15,622        4,000       10,069           3,301(11)
Vice President and     1996    99,795      40,000            -0-         -0-        6,000          -0-          15,282
Controller

(1) On December 1, 1997, Mr. Powers was confirmed as Chairman of the Board of Directors.
(2) On December 1, 1997, Mr. Kachur was elected President and Chief Executive Officer of the Company.

(3) Mr. Drabik became an officer of the Company on September 10, 1996 in connection with the Spin-off.
(4) This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of restricted stock held on October 31, 1997 by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Company's Executive Management Incentive Plan ("EMIP") and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation were: Paul J. Powers - 51,396 shares/$873,732; Mark G. Kachur - 25,342 shares/$430,814; Michael H.
     Croft - 2,680 shares/$45,560; Ronald C. Drabik - 7,146 shares/$121,482;
     Timothy B. Carney - 2,490 shares/$42,330.
(5) The amounts in this column were paid by Commercial Intertech Corp. The amounts paid in 1997 include the market value of Commercial common shares earned and the accrued Commercial cash dividends together with the CUNO Incorporated common stock issued in connection with the Spin-off from Commercial. The amounts paid in 1996 include the market value of Commercial common shares earned and the accrued Commercial cash dividends.
(6) Includes options for 22,500 shares of Commercial common stock granted and converted to options for 39,658 shares of Company Common Stock in connection with the Spin-off.
(7)  Company matching contributions pursuant to the Company 401(k) Plan.
(8)  Company matching contributions pursuant to the Company 401(k) Plan.
(9) Includes Company matching contributions pursuant to the Company 401(k) Plan in the amount of $4,750; Company payment to a supplemental executive retirement plan in the amount of $19,475; and Company reimbursement of relocation costs in the amount of $2,393.
(10) Company matching contributions pursuant to the Company 401(k) Plan.
(11) Company matching contributions pursuant to the Company 401(k) Plan.

  The following table sets forth, for each of the Named Executive Officers, options granted in the Common Stock during fiscal year 1997 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rate
                                                                                             of Stock Price
                                                                                        Appreciation for Option
                                         Individual Grants                                       Term
                       -----------------------------------------------------------     --------------------------
                         Number of
                        Securities      % of Total
                        Underlying        Options
                          Options       Granted to      Exercise or
                          Granted      Employees In     Base Price     Expiration
                            (#)         Fiscal Year      ($/Share)        Date           5% ($)         10% ($)
                       -------------   ------------     -----------    ----------        ------         -------
Paul J. Powers.......            -0-          -               -              -              -               -
Mark G. Kachur.......            -0-          -               -              -              -               -
Michael H. Croft.....            -0-          -               -              -              -               -
Ronald C. Drabik.....            -0-          -               -              -              -               -
Timothy B. Carney....          4,000         15%          16.25        9/24/07          40,885         103,610

  The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options in the Common Stock during fiscal year 1997 and unexercised options held as of the end of fiscal year 1997 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                       FISCAL YEAR-END 1997 OPTION VALUES

                                                                    Number of Securities         Value of Unexercised
                                Shares Acquired      Value         Underlying Unexercised        In-the-Money Options
            Name                on  Exercise (#)   Realized ($)     Options at FY-End (#)            at FY-End ($)/1/
            ----                ----------------   ------------    ----------------------        --------------------

                                                                       Exercisable/                 Exercisable/
                                                                      Unexercisable                Unexercisable
                                                                --------------------------  ----------------------------
Paul J. Powers...............          -0-          -0-                   -0-/65,000                   -0-/121,875
Mark G. Kachur...............          -0-          -0-                39,658/87,878               296,380/394,563
Michael H. Croft.............          -0-          -0-                   -0-/13,000                    -0-/24,375
Ronald C. Drabik.............          -0-          -0-                   -0-/13,000                    -0-/24,375
Timothy B. Carney............          -0-          -0-                   -0-/10,000                    -0-/14,250

/1/ The value per option is calculated by subtracting the exercise price from the October 31, 1997, closing price of the Company's Common Stock on the NASDAQ National Market of $17.00.

  The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 1997 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


              Long-Term Incentive Plan Awards in Last Fiscal Year

                                                                                Estimated Future Payouts Under
                                                                                  Non-Stock Price Based Plans
                     Number of Shares,      Performance or Other
                      Units or Other      Period Until Maturation       Threshold           Target             Maximum
       Name              Rights (#)             or Payout                 (#)                (#)                (#)
-----------------    ----------------     -----------------------         ---                ---                ---
Paul J. Powers              -0-                     -                      -                  -                  -
Mark G. Kachur              -0-                     -                      -                  -                  -
Michael C. Croft            -0-                     -                      -                  -                  -
Ronald C. Drabik            -0-                     -                      -                  -                  -
Timothy B. Carney           -0-                     -                      -                  -                  -

  Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.


     ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE PENSION PLAN FOR
         SALARIED EMPLOYEES AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

                                                                 Years of Service
                           -----------------------------------------------------------------------------------------------------
  Remuneration                    15                    20                    25                    30                    35
-----------------              --------              --------              --------              --------              --------
   $150,000                    $ 40,226              $ 53,635              $ 67,044              $ 70,396              $ 73,748
    200,000                      55,226                73,635                92,044                96,646               101,248
    250,000                      70,226                93,635               117,044               122,896               128,748
    300,000                      85,226               113,635               142,044               149,146               156,248
    400,000                     115,226               153,635               192,044               201,646               211,248

  Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table above. The compensation covered by the supplemental executive retirement plan is also base salary for Mr. Kachur, the only participant in such plan. As of December 31, 1997, Mr. Kachur had three credited years of service, Mr. Drabik had one credited year of service and Mr. Carney had 13 credited years of service with the Company. Michael Croft has elected not to participate in the pension plan. In addition, Paul J. Powers is not a participant in the pension plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


Overall Policy and Administration

  The Company's executive compensation as developed by the Compensation Committee of the Board of Directors (the "Compensation Committee") is designed to preserve and enhance stockholder value in the context of a progressive, global technology and manufacturing company. The executive compensation program links executive and stockholder financial interests by:

     . Motivating executives toward long term strategic management of assets and operations through stock programs that focus executive attention on increasing stockholder value;

     . Recognizing and rewarding individual contributions and achievements as well as overall business performance via annual incentives tied to the achievement of annual operating, financial and strategic objectives; and

     . Providing a competitive salary structure to attract and retain the executive, research, technical and other management talent necessary to ensure the Company's continued profitable growth and maintenance of high technological standards.

  The executive compensation program is administered by the Compensation Committee, which is comprised of four independent directors, none of whom has interlocking or other relationships which might be considered conflicts of interest. The Compensation Committee establishes salaries for corporate officers and administers the Company's Executive Management Incentive Plan ("EMIP"), Management Incentive Plan ("MIP") and the 1996 Stock Incentive Plan. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

  In the aggregate, the Compensation Committee establishes base salaries at or near the market median (50th percentile) of senior executives and other corporate officers in comparably sized technology and manufacturing companies. In addition, other factors may be considered when setting individual salary levels which may result in salaries above or below the stated target. These factors may include:

     .  Availability of talent.
     .  The recruiting requirements of the particular situation.
     .  Specific research and technical backgrounds.
     .  Experience.
     .  Anticipated performance.

  Adjustments in the base salaries of senior executives and other corporate officers will normally occur as of January 1 each year and are dependent on such factors as:

    .     The executive's current responsibilities, experience, and performance.
    . Competitive compensation practices at comparably sized technology and manufacturing companies.
    . The Compensation Committee's assessment regarding the executive's overall contribution.

Annual Incentive Compensation

  The Compensation Committee administers two annual incentive plans covering management participants. The EMIP was approved by stockholders in 1996 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code ("IRC") Section 162(m).

  In addition, the Compensation Committee also administers the MIP which provides compensation that is not performance-based as defined in Code Section 162(m), but which is based on Company performance as well as objective and subjective evaluations of individual executive performance.

The Executive Management Incentive Plan

  The EMIP provides annual incentive compensation opportunities to the Company's two most senior executives based solely on the achievement of predetermined financial performance objectives (i.e., corporate net income). Target awards, as a percent of salary, range from 45 to 60 percent for the two executive participants.

The Management Incentive Plan

  The MIP provides opportunities for executives to earn annual incentives based on the achievement of a combination of important financial goals (such as operating and net income, earnings per share, return on sales, return on assets and/or cash flow) for the Company as well as individual objectives. A threshold net income level must be achieved before any payments are made.

Participants for fiscal 1997 included 53 individuals with target incentive award opportunities based on:

   .     Individual responsibility levels.
   . Market median data for comparably sized technology and manufacturing companies.
   .     Business judgment of the executive.

  To enhance the Company's objectives of encouraging additional stock ownership and increasing Company cash flow, certain participants in the EMIP and MIP may elect to receive up to 100% of their award in restricted stock. If the participant elects to receive restricted stock, the Company increases the award by 25%. The vesting period associated with the stock award is four years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause."

The Stock Incentive Plan of 1996

  The 1996 Stock Incentive Plan allows for the grant of a variety of stock incentive instruments, including non-qualified and incentive stock options, stock appreciation rights, restricted stock and performance shares. At the time of the Spin-off, the Compensation Committee granted stock options to the Company's key executives to create a direct link between stockholder and executive interests. To focus executive attention on increasing stockholder value, the 1996 grants by the Committee were considered multi-year grants. In fiscal 1997, Mr. Carney was granted additional multi-year stock options.

  Also, at the time of the Spin-off, grants of performance shares were made by the Compensation Committee to selected participants for the performance period of fiscal 1997-1999. The performance share program is a longer-term incentive program designed to motivate key executives to achieve sustained financial performance creating increased stockholder value.

  Depending on the responsibilities within the Company, performance shares will be earned based on operating or net income over a three-year performance period. In future years, the Committee may consider the other measures of stockholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of net income or operating income must be achieved before any distributions are made. There were no performance share grants made to senior executives in fiscal 1997.

In determining stock option and performance share awards, the Committee considers such factors as:

  .   Median competitive award levels for comparable companies.
  . The need to attract, motivate, and retain managers, technical, and research and development talent as well as other professionals.
  .   Company and individual performance.

  The Company awards time-lapse restricted stock only in special circumstances, such as to attract and retain newly hired executives and in other similar non-recurring circumstances.


Chief Executive Officer Compensation

  Mr. Powers' annual base salary for 1997 was $100,000.

  For performance in fiscal 1997, Mr. Powers received a payment under the EMIP of $290,000. This payment was calculated from a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of the Code Section 162(m). In addition, Mr. Powers received a payment from the MIP of $160,000 based on the Compensation Committee's judgment on Mr. Powers' achievement of individual goals and objectives during 1997.

  Mr. Powers received options to purchase 65,000 shares of Common Stock at the time of the Spin-off as well as 50,000 performance shares relating to the net income performance in fiscal 1997 to 1999. In determining these grants, the Compensation Committee wanted to ensure that a majority of Mr. Powers' compensation was delivered through stock price appreciation, to provide grants sufficient to establish a strong financial link between Mr. Powers and the Company's stockholders, and to provide grants commensurate with Mr. Powers' duties at the Company. Mr. Powers did not receive any stock grants in fiscal 1997.

Internal Revenue Section 162(m)

  A 1993 IRC amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, effective since 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

   . Compensation payable based upon the attainment of one or more pre-established objective performance goals;
   . Performance goals established by a Compensation Committee of the Board of Directors that is comprised solely of two or more "outside directors";
   . The terms of the compensation and the performance criteria disclosed to and approved by stockholders before payment;
   . The Compensation Committee certifies in writing that the performance goals have been satisfied before payment.

  It is the Compensation Committee's general policy to structure the major components of the Company's incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

  To implement the above policy, the Company sought and received stockholder approval of the 1996 Stock Incentive Plan. Such approval preserved the tax deductibility of stock options, performance shares and annual incentive awards awarded to the Company's executive officers under the EMIP. The 1996 Stock Incentive Plan links compensation to the achievement of key financial objectives to motivate employees and increase stockholder value.

By:  The Compensation Committee of the Board of Directors

  Gerald C. McDonough, Chairman
  Joel B. Alvord
  John M. Galvin
  C. Edward Midgley

Compensation of the Board of Directors

  Directors who are not employees or officers of the Company receive an annual retainer fee in the amount of $15,000, plus $1,000 for attending each meeting of the Board of Directors and $600 for attending each respective committee meeting. Non-employee directors have the option to make an election to receive the retainer and Board meeting fees in deferred stock units instead of cash. Those directors who opt for the stock unit alternative receive a 20 percent premium in stock units versus the cash option. Directors who are employees or officers of the Company do not receive compensation for serving as directors. Directors are also reimbursed for reasonable travel and other expenses related to meetings of the Board and committees. Non-employee directors receive non-qualified stock options to purchase 1,000 shares of Common Stock annually and biannually receive 1,000 performance shares. The performance shares are earned based upon the achievement of certain Company financial targets during a three year cycle.
Each non-employee director received an award of 6,000 additional performance shares and stock options to purchase 1,000 shares of Common Stock at the time of the Spin-off. Mr. Powers and Mr. Kachur, as officers of the Company, are not compensated for serving as directors of the Company.

Employment Agreements

  On December 1, 1997, the Company entered into a written agreement to employ Paul J. Powers as Chairman of the Board of Directors. Mr. Powers' Employment Agreement expires on February 28, 2000. The Employment Agreement provides for the payment of a base salary of $100,000 which can be increased at the discretion of the Company. Additionally, Mr. Powers will be eligible to (1) receive cash bonuses as part of the Company's EMIP and MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Powers provides that in the event of his termination without cause (as defined in his Employment Agreement), Mr. Powers will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Powers will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, thrift plans, profit sharing plans and stock purchase plans.

  On December 1, 1997, the Company entered into a written agreement to employ Mark G. Kachur as President and Chief Executive Officer. Mr. Kachur's Employment Agreement expires on November 30, 2000. The Employment Agreement provides for the payment of a base salary of $350,000, which can be increased at the discretion of the Company. Additionally, Mr. Kachur will be eligible to (1) receive bonuses as part of the Company's EMIP and MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Kachur provides that in the event of his termination without cause (as defined in his Employment Agreement), Mr. Kachur will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Kachur will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

Change of Control Agreements

  The Company has entered into change in control agreements ("Agreements") with Messrs. Carney, Croft, Drabik, Kachur, and Powers (the "Executives"). Under the Agreements, following a "Change in Control" (as defined in the Agreements), if the Executives are terminated without cause or if the Executives terminate their own employment for certain reasons, the Executives could receive (in addition to certain other benefits described below) (i) accrued and unpaid base salary and a pro rata portion of their highest recent bonus; (ii) two or three times the sum of their base salary and highest recent annual bonus during the three preceding years; (iii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by the Executives; (iv) the actuarial value of accrued benefits under the Executives' supplemental retirement plan; (v) all vested nonforfeitable amounts owing under any comprehensive benefit plans; (vi) continuation of certain benefits for two or three years, such as medical benefits; and (vii) certain other benefits and payments. If a change in control occurs, the Company is obligated to set aside, in trust, sufficient assets to fund all obligations under the Agreements. In addition, payment received by the Executives in connection with a change in control could be "grossed up" for any excise taxes imposed by the "parachute payment" provisions of the IRC. Under the Agreements, each of the Executives has agreed not to compete with the Company for a stated period of time.

Indebtedness Between the Company and Commercial Intertech Corp.

  The Company assumed $30 million of Commercial's debt in connection with the Spin-off, which was treated as a dividend, and the Company declared to Commercial an additional $35.7 million in dividends. In addition, the Company and its subsidiaries have received certain services from Commercial under a service agreement between the Company and Commercial. All debt, dividends, and amounts due under the service agreement have been paid in full at October 31, 1997.

  In connection with the Spin-off, the Company entered into a credit agreement with Mellon Bank, N.A. (the "Bank"), in its capacity as agent for various banks, pursuant to which the Bank agreed to provide a $60 million unsecured, five year revolving credit facility. The Company has drawn down a portion of this facility and has used some of the proceeds to repay the $30 million debt assumed from Commercial.

                               Performance Graph

  The following graph shows a comparison of cumulative total returns during the period commencing on September 10, 1996, the date of the Spin-off, and ending on October 31, 1997, for the Company, the Standard & Poor's Composite 500 (S&P 500) Index (the broad market index) and the Standard and Poor's Manufacturing Diversified Industries (S&P MFG) Index (the industry index). The comparison assumes $100 was invested on September 10, 1996, in the Common Stock, the S&P 500 and the S&P MFG, and assumes the reinvestment of all dividends, if any.




                             [GRAPH APPEARS HERE]
                     COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG CUNO, S&P 500 INDEX AND S&P MANUFACTURING INDEX

Measurement period           CUNO            S&P 500       S&P Manufacturing
(Fiscal year Covered)                         Index              Index
---------------------        ----            -------       -----------------
Measurement PT -
10/31/97                   $112.43           $143.26            $134.87

FYE 10/31/96                105.82            108.54             107.98
FYE  9/10/96                100.00            100.00             100.00

                                  September 10, 1996            October 31, 1996              October 31, 1997
                                 --------------------          ------------------            ------------------
CUNO                                   100.00                       105.82                         112.43
S&P 500                                100.00                       108.54                         143.26
S&P MFG                                100.00                       107.98                         134.87

                        SECURITY OWNERSHIP OF MANAGEMENT

  The directors, nominees for the office of director, the Chief Executive Officer, the four other Named Executive Officers, and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of December 31, 1997, as set forth below:



                                                                              Amount and Nature of     Percent of Voting
                                                                              Beneficial Ownership          Shares
                                                                              --------------------     -----------------
Joel B. Alvord.............................................................           25,154  (3)              *
Timothy B. Carney..........................................................           10,856  (1)(2)           *
Charles L. Cooney..........................................................            8,614  (3)              *
Michael H. Croft...........................................................           30,328  (2)              *
Ronald C. Drabik...........................................................           17,146                   *
Norbert A. Florek..........................................................           12,349  (3)              *
John M. Galvin.............................................................           23,774  (3)              *
Mark G. Kachur.............................................................          190,347  (2)(3)           *
Gerald C. McDonough........................................................           15,199  (3)              *
C. Edward Midgley..........................................................           38,699  (3)(4)           *
Paul J. Powers.............................................................          316,464  (2)             1.96%
David L. Swift.............................................................           12,622  (3)              *
All Directors and Executive Officers as a group (13 people)................          709,274                  4.38%

__________________
* Less than 1%.
(1) Does not include 500 shares of Common Stock owned by Mr. Carney's wife.
(2) Includes the following number of Common Shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the trustee acting under the provisions of the Company 401(k) Plan: Mr. Carney 1,297 shares; Mr. Croft 2,061 shares; Mr. Powers 244 shares; and Mr. Kachur 68 shares.
(3) Includes shares of Common Stock acquirable within 60 days of December 31, 1997 upon exercise of options issued under the Company's Stock Incentive Plan as follows: Mr. Alvord 1,000 shares; Dr. Cooney 1,000 shares; Mr. Florek 1,000 shares; Mr. Galvin 1,000 shares; Mr. Kachur 72,707 shares; Mr. McDonough 1,000 shares; Mr. Midgley 1,000 shares; and Mr. Swift 1,000 shares.
(4) Does not include 10,000 shares of Common Stock owned by Mr. Midgley's wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  No person or "group" (as that term is used in the Exchange Act) is known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of December 31, 1997.


                                   PROPOSAL 2
                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from stockholders.

  Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent public auditors for the fiscal year ending October 31, 1998. The affirmative vote of the holders of a majority of the voting shares represented at the meeting is required for such ratification. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.


                         ANNUAL REPORT TO STOCKHOLDERS

  The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 1997, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to stockholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy.


                      1999 ANNUAL MEETING OF STOCKHOLDERS

  The deadline for receipt of stockholders' proposals for inclusion in the Company's 1999 proxy material is December 17, 1998.

                                   FORM 10-K

  A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997, MAY BE OBTAINED BY STOCKHOLDERS AFTER JANUARY 31, 1998 WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, CUNO INCORPORATED, 400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450.


                                 OTHER MATTERS

  The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.


                            SOLICITATION OF PROXIES

  The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the meeting and such shares will be voted in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

  Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the meeting. We hope that you will attend the meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.


                                     BY THE ORDER OF THE BOARD OF DIRECTORS

                                     /s/ John A. Tomich

                                     JOHN A. TOMICH
                                     Counsel and Secretary



Meriden, Connecticut
January 30, 1998

                               CUNO INCORPORATED
                              400 Research Parkway
                          Meriden, Connecticut  06450

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
               THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 26, 1998

  The undersigned hereby appoints Paul J. Powers, Mark G. Kachur, and Ronald C. Drabik, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of CUNO INCORPORATED which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CUNO INCORPORATED to be held at the Ramada Inn, 275 Research Parkway, Meriden, Connecticut, on Thursday, March 26, 1998, at 10:00 a.m., or any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

              (Continued and to be signed and dated on other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                             (Map is inserted here)

                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example.   [X]

1.   ELECTION OF DIRECTORS

Nominees: Norbert A. Florek, Mark G. Kachur, and Gerald C. McDonough


  FOR all nominees                 WITHHOLD
listed above (except               AUTHORITY
  as listed to the             to vote for all
  contrary below)            nominees listed above

       [_]                            [_]

  The Board of Directors recommends a vote
FOR the election of all the nominees as directors.

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


--------------------------------------------------------------------




  2.  RATIFY SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

  The Board of Directors recommends a vote FOR the approval of the auditors.

  FOR                  AGAINST                  ABSTAIN

  [_]                    [_]                      [_]

   3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.

                     PLEASE SIGN, DATE AND RETURN PROMPTLY
                             IN ENCLOSED ENVELOPE

  Dated:                                       , 1998
         --------------------------------------

  ---------------------------------------------------

  ---------------------------------------------------
              Signature of Stockholder(s)

  THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON

Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

                          ** FOLD AND DETACH HERE **





                          [LOGO OF CUNO INCORPORATED]


                                 Annual Meeting
                                       of
                                  Shareholders
                                       of

                               CUNO INCORPORATED
                                 March 26, 1998
                                       at
                                   Ramada Inn
                   275 Research Parkway, Meriden, Connecticut
                            beginning at 10:00 a.m.

                                                       (see map on reverse side)